EX. 99.1

                                                                    May 17, 2006

                   China Mineral Acquisition Corporation Signs
            Agreement for Business Combination with Ivanhoe Energy's
                                China Operations

BEIJING, CHINA -- China Mineral Acquisition Corporation (OTCBB: CMAQ, CMAQU, CMAQW) and Ivanhoe Energy Inc. (NASDAQ: IVAN and TSX: IE) have signed a definitive agreement for their previously announced proposed business combination of Sunwing Energy Ltd., Ivanhoe Energy's wholly-owned China operating subsidiary, and China Mineral, a U.S. "blank check" public company.

If the transaction is completed, the new public company would be approximately 80% owned by Ivanhoe Energy on a primary share basis before giving effect to the exercise of outstanding warrants, options and contingent consideration granted to Ivanhoe Energy and assuming no China Mineral stockholders exercise conversion rights under its charter. Immediately prior to the combination, China Mineral will redomesticate to the British Virgin Islands as China Ivanhoe Energy Ltd. and will acquire 100% of the issued and outstanding stock of Sunwing for shares of China Ivanhoe Energy ordinary equity with a value of US$100 million, subject to working capital and long-term debt adjustments. In addition, China Mineral will also grant to Ivanhoe Energy performance warrants and a contingent right to receive additional shares, which together may provide Ivanhoe Energy with an additional 14% ownership interest in China Ivanhoe Energy (not including the exercise of outstanding warrants and options for China Mineral stock).

The proposed business combination of Sunwing and China Mineral and the redomestication of China Mineral into the British Virgin Islands require the approval of China Mineral stockholders.

A Form S-4 Registration Statement under the U.S. Securities Act of 1933, as amended, which includes the proxy statement for a special meeting of the stockholders of China Mineral to vote on the redomestication and business combination transaction, has been filed with the U.S. Securities and Exchange Commission. If approved by China Mineral stockholders, the proposed business combination will be completed as soon as possible after the special meeting but in any event on or prior to its charter requirement of August 30, 2006.

China Mineral, a Delaware corporation, is a "blank check" company formed in March 2004 to identify and acquire an operating business having operations in the People's Republic of China. China Mineral raised approximately US$21 million
(net) in an initial public offering in August 2004 and has no assets other than cash and has no operating business or full-time employees.

Sunwing is the corporate flagship for Ivanhoe Energy's oil and gas exploration and production in China. One of the first foreign producers of light, sweet crude oil on the Chinese mainland, Sunwing has operated in China for over ten years. Its current projects include a 100% working interest in the Kongnan enhanced oil recovery (EOR) project at Dagang, in Hebei Province, a large natural gas exploration project on a 900,000-acre Zitong block in Sichuan Province and a royalty interest in the Daqing oil field. The Kongnan project is operated by Sunwing under a 30-year production-sharing contract signed in 1997 with China National Petroleum Corporation. Gross production of approximately 2,100 barrels per day in Dagang reflects Sunwing's recent US$28.3 million acquisition of CITIC Group subsidiary, Richfirst Holdings Limited's, working interest. Sunwing also recently signed a farmout agreement with Mitsubishi Gas Chemical Company, Inc., which acquired a 10% working interest in the Zitong block for US$4 million, pending approval of government authorities in China.

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Robert Friedland, Ivanhoe Energy's Deputy Chairman and expected Chairman of
China Ivanhoe Energy following the business combination said, "We have long been interested in establishing a public vehicle for our China operations. We believe the separation of our China business into an independent publicly-traded company will facilitate our objective of growing operations in China."

Simon Mu, CEO of China Mineral, said, "We are pleased to have successfully negotiated a definitive agreement for the proposed business combination with Sunwing. Sunwing's senior management has more than a half century's experience in oil and gas operations in China and the Asia-Pacific region and we believe that a business combination with Ivanhoe Energy and Sunwing will provide China Mineral stockholders with an excellent opportunity to invest in a company with significant growth potential in China."

Ivanhoe Energy is an independent international oil and gas exploration and development company focused on pursuing long-term growth in its reserve base and production using key technologies, including its proprietary heavy oil upgrading process (HTL), state-of-the-art drilling and enhanced oil recovery (EOR) techniques and the conversion of natural gas to liquids (GTL). Core operations are in the United States and China, with business development opportunities worldwide.

Ivanhoe Energy trades on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange with the symbol IE.

CHINA MINERAL'S STOCKHOLDERS ARE URGED TO READ THE FORM S-4 REGISTRATION STATEMENT, WHICH INCLUDES THE PROXY STATEMENT FOR A SPECIAL MEETING OF THE STOCKHOLDERS OF CHINA MINERAL TO VOTE ON THE REDOMESTICATION AND BUSINESS COMBINATION TRANSACTION, THAT HAS BEEN FILED WITH THE SEC, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Where You Can Find Additional Information

Copies of filings in connection with the proposed transaction and about China Mineral are available without charge at the Securities and Exchange Commission's internet site (http://www.sec.gov), and are available from China Mineral, without charge, by directing a request to China Mineral Acquisition Corporation, 210 East 85th Street, Suite 16, New York, New York 10028. Copies of filings made by Ivanhoe with the SEC are also available on the SEC's internet site. The information concerning Ivanhoe and Sunwing contained in this press release has been provided by Ivanhoe and/or Sunwing and/or taken from or based on publicly available documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto. China Mineral does not take responsibility for the accuracy or completeness of the information contained in such documents and records or for any failure by Ivanhoe or Sunwing to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to China Mineral.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about China Mineral, Ivanhoe and Sunwing and the combined business of China Mineral and Sunwing after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of China Mineral's, Ivanhoe's and Sunwing's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Sunwing is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from others engaged in Sunwing's industry; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in China Mineral's filings with the Securities and Exchange Commission, including its report on Form 10-KSB for the period ended December 31, 2005. The information set forth herein should be read in light of such risks. None of China Mineral, Ivanhoe or Sunwing assumes any obligation to update the information contained in this release.

Information contacts:

China Mineral Acquisition Corporation
Dixon Chen, 1-848-391-8799